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                                                                     Exhibit 3.5

FILED # C3024-00
        --------

   FEB 04 2000

ON THE OFFICE OF


/s/ Dean Keller
---------------
DEAN KELLER SECRETARY OF STATE

                           ARTICLES OF INCORPORATION
                                       OF
                          GOLD DUST WEST CASINO, INC.

     The undersigned individual acting as the incorporation of a corporation (the "Corporation") under the provisions of Chapter 78 of the Nevada Revised Statutes hereby adopts the following Articles of Incorporation.

     1. NAME. The name of the Corporation is Gold Dust West Casino, Inc.
        ----

     2. REGISTERED OFFICE AND INITIAL RESIDENT AGENT.
        --------------------------------------------

          2.1 Registered office. The street address of the registered office of
              -----------------
the Corporation is 3500 Lakeside Court, Reno, Washoe Country, Nevada 89509. The mailing address of the registered office is P.O. Box 30000, Reno, Nevada 89520. The Corporation may conduct all or part of its business in any other part of the State of Nevada.

          2.2 Resident Agent. The resident agent of the Corporation is the law
              --------------
firm of Walther, Key, Maupin, Oats, Cox & LeGoy, located at 3500 Lakeside Court, P.O. Box 30000, Reno, Nevada 89520.

     3. STOCK. The Corporation shall be authorized to issue two thousand, five
        -----
hundred (2,500) shares of stock without par value. All of the shares of stock shall be of the same class, without preference or distinction.

     5. GOVERNING BOARD.
        ----------------

          5.1 Name. The members of the governing board of the Corporation shall
              ----
be designated as Directors.

          5.2. Initial Board of Directors. The initial Board of Directors shall
               --------------------------
consist of two (2) members, the names and post office boxes or street addresses, either residence or business, of whom are as follows. These individuals shall serve as Directors until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified.

                     NAME                           ADDRESS
                     ----                           -------
                Jeffrey P. Jacobs             240 Main Street
                                              Black Hawk, CO 80432

                Stephen R. Roark              240 Main Street
                                              Black Hawk, CO 80422

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          5.3. Increase or Decrease of Directors. The number of Directors of the
               ---------------------------------
Corporation may be increased or decreased from time to time by amendment to the Bylaws of the Corporation in effect from time to time; provided, however, that there must at all time be at least one (1) Director.

     6. NAME AND ADDRESS OF INCORPORATOR. The name and post office box or
        --------------------------------
street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows.

                      NAME                               ADDRESS
                      ----                               -------
                Debra A. Kelly                3500 Lakeside Court, Suite 200
                                              Reno, Nevada 89509

     7. LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS. No director or
        -------------------------------------------------
officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. However, the foregoing provision shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     8. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND CERTAIN AGENTS.
        --------------------------------------------------------------------

          8.1 Third Party Actions. The Corporations shall indemnify any person
              -------------------
who was or is a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, expect an action by or in the right of the Corporation, (1) by reason of the fact that he is or was a director or officer of the Corporation as a director or officer of another entity or enterprise, (2) by reason of anything done or not, done in such capacity referred to in clause (1) above, or (3) by reason of the fact that he is or was an employee or authorized agent of the Corporation and such threatened, pending or completed action, suit, or proceeding relates to actions or omissions within the course and scope of such employee's or authorized agent's duties, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or it in connection with the action, suit or proceeding, to the fullest extent authorized by the Nevada Revised Statutes. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo

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contenders or its equivalent, does not, of itself, create a presumption that the person or entity did not act in good faith and in a manner which he or it reasonably believed to be in or not opposed to the best interest of the Corporation, and that, with respect to any criminal action or proceeding, he or it had reasonable cause to believe that his or its conduct was unlawful.

          8.2. Corporate Actions. The Corporation shall indemnify any person who
               -----------------
or was or is a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor (1) by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, (2) by reason of anything done or not done in such capacity referred to in clause (1) above, or (3) by reason of the fact that he is or was an employee or authorized agent of the Corporation and such threatened, pending or completed action, suit, or proceeding relates to actions or omissions within the course and scope of such employee's or authorized agent's duties, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the actions or suit, to the fullest extent authorized by the Nevada Revised Statutes. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          8.3. Advancement of Expenses. The expenses of directors, officers,
               -----------------------
employees, and authorized agents incurred in connection a with civil or criminal action, suit or proceeding referred to in Sections 8.1 and 8.3 must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee, or authorized agent to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

          8.4. Reliance. The rights to indemnification and advancement of
               --------
expenses conferred by this Article 8. shall be presumed to have been relied upon by directors, officers, employees and authorized agents of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have burden of proof to overcome that presumption.

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          8.5. Nature of Rights. The indemnification and advancement of expenses
               ----------------
authorized in or ordered by a court pursuant to this Article 8.:

               8.5.1. Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office or position, except that indemnification, unless ordered by a court or for the advancement of expenses made pursuant to the provisions above, may not be made to or on behalf of any director, officer, employee, or authorized agent if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               8.5.2 Continues for a person who has ceased to be a director, officer, employee, or authorized agent and inures to the benefit of the heirs, executors, administrators, and personal representatives of such a person.

          8.6. Amendments to Statute. It the Nevada Revised Statutes are
               ---------------------
hereafter amended to permit the Corporation to provide broader indemnification rights than said Statutes permitted the Corporation to provide prior such amendment, the indemnification rights conferred by this Article 8. shall be broadened to the fullest extent permitted by the Nevada Revised Statues, as so amended.

          8.7 Amendments to Indemnification provisions. The provisions of this
              ----------------------------------------
Article 8. shall not be repealed of modified to adversely affect any current or former director, officer, employee, or authorized agent's rights indemnity rights there under. Subject to the foregoing limitation, any repeal or modification of the foregoing provisions of this Article 8., including, without limitation, any contractual rights arising under or authorized by it, by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee, or authorized agent of the corporation existing at the time of such repeal or modification. The Indemnification and advancement of expenses provided in this Article shall continue for a person who has ceased to be a director, officer, employee, or authorized agent and inures to the benefit of the heirs, executors and administrators of such a person.

          8.8 Insurance. The Corporation may, but shall not be required to,
              ---------
purchase and maintain insurance on behalf of any director, officer, employee or authorized agent against any liability asserted against the person as a result of any alleged acts or omissions of the person within the course and scope of the person's duties as a director, officer, employee or authorized agent of the Corporation, including attorneys' fees and cost. The determination of whether or not the Corporation should maintain any such insurance shall be made by the Board of Directors.

     Dated: February 3, 2000.


                                       /s/ Debra A. Kelly
                                       -----------------------------------------
                                       Debra A. Kelly

STATE OF NEVADA   )
                  : ss.
COUNTY OF WASHOE  )

     These Articles of Incorporation were acknowledged before me on Feb 3, 2000, by Debra A. Kelly.


                                       /s/ Doris A. Dotbon
                                       -----------------------------------------
                                       Notary Public

                                       -----------------------------------------
                                       DORIS A. DOTBON
                                       Notary Public - State of Nevada
                                       Appointment Recorded in Washoe County
                                       No: Illegible Expires: July 20,2001
                                       -----------------------------------------

ANNUAL LIST OF OFFICERS, DIRECTORS AND AGENTS OF:
                                                                     FILE NUMBER
                          GOLD DUST WEST CASINO, INC.
                                                                      3024-2000

     FOR THE PERIOD FEB 2001 TO 2002. DUE BY FEB 28, 2001.

The Corporation's duly appointed resident agent in the
State of Nevada upon whom process can be served is:
                                                             FOR OFFICE USE ONLY
                                            RA# 77068        FILED (DATE)
                                                                    FILED
          WALTER KEY MAUPIN OATS COX                             FEB 12 2001
                                                                 Dean Haller
          PO BOX 30000                                        Secretary of State
          RENO NV 89520

[ ] IF THE ABOVE INFORMATION IS INCORRECT, PLEASE CHECK THIS BOX AND A CHANGE OF RESIDENT AGENT/ADDRESS FORM WILL BE SENT.

PLEASE READ INSTRUCTION BEFORE COMPLETING AND RETURNING THIS FORM.

1. Include the names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer and all Directors must be named. There must be at least one director. Last year's information may have been preprinted. If you need to make changes, cross out the incorrect information and insert the new information above it. An officer must sign the form. FORM WILL BE RETURNED IF UNSIGNED.
2.   If there are additional directors, attach a list of them to this form.
3. Return the completed form with the $85.00 filing fees. A $15 penalty must be added for failure to file this form by the deadline. An annual list received more than 60 days before its due date shall be deemed an amended list for the previous year.
4. Make your check payable to the Secretary of State. Your canceled check will constitute a certificate to transact business per NRS-78.155. If you need the below attachment file stamped, enclose a self-addressed stamped envelop. To receive a certified copy, enclose a copy of this completed form, an additional $10.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 101 North Carson Street, Suite #3, Carson City, NV 89701-4786 (775) 684-5708

                     FILING FEE: $85.00     PENALTY:$15.00
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NAME /s/ JEFFREY P JACOBS                   TITLE(S)
     ------------------------------------            PRESIDENT
     JEFFREY P JACOBS

P. O. BOX         STREET ADDRESS            CITY              ST.      ZIP
                  240 MAIN STREET           BLACK HAWK        CO       80422
---------------


NAME /s/ STEPHEN R ROARK                    TITLE(S)
     ------------------------------------            SECRETARY
     STEPHEN R ROARK

P. O. BOX         STREET ADDRESS            CITY              ST.      ZIP
                  240 MAIN STREET           BLACK HAWK        CO       80422
---------------


NAME /s/ STEPHEN R ROARK                    TITLE(S)
     ------------------------------------            TREASURER
     STEPHEN R ROARK

P. O. BOX         STREET ADDRESS            CITY              ST.      ZIP
                  240 MAIN STREET           BLACK HAWK        CO       80422
---------------


NAME                                        TITLE(S)
     ------------------------------------            DIRECTOR

P. O. BOX         STREET ADDRESS            CITY              ST.      ZIP

---------------   --------------            ---------------   --       ---------


NAME                                        TITLE(S)
     ------------------------------------            DIRECTOR

P. O. BOX         STREET ADDRESS            CITY              ST.      ZIP

---------------   --------------            ---------------   --       ---------
--------------------------------------------------------------------------------
I hereby certify this annual list.


/s/ STEPHEN R ROARK
--------------------------------
Signature of Officer                        Date 1/22/01